EXHIBIT 99.1

Tekmira to Present at BIO Investor Forum

VANCOUVER, British Columbia, Oct. 2, 2014 (GLOBE NEWSWIRE) -- Tekmira Pharmaceuticals Corporation (Nasdaq:TKMR) (TSX:TKM), a leading developer of RNA interference (RNAi) therapeutics, today announced that Dr. Mark J. Murray, Tekmira's President and CEO, will present at the BIO Investor Forum on Tuesday, October 7, 2014 at 4 pm (PT) / 7 pm (ET) in San Francisco at The Palace Hotel.

Webcast Information

A live webcast of the corporate overview presentation can be accessed through the Investor Section of Tekmira's website at www.tekmira.com. A webcast replay of the presentation will be available on the Tekmira website following the event.

About Tekmira

Tekmira Pharmaceuticals Corporation is a biopharmaceutical company focused on advancing novel RNAi therapeutics and providing its leading lipid nanoparticle (LNP) delivery technology to pharmaceutical partners. Tekmira has been working in the field of nucleic acid delivery for over a decade and has broad intellectual property covering LNPs. Further information about Tekmira can be found at www.tekmira.com. Tekmira is based in Vancouver, B.C. Canada.

CONTACT: Investors
         Julie P. Rezler
         Director, Investor Relations
         Phone: 604-419-3200
         Email: jrezler@tekmira.com

         Media
         Please direct all media inquiries to media@tekmira.com